Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-184065), Registration Statement on Form S-4 (No. 333-89344) and the Registration Statements on Form S-8 (Nos. 33-48874, 33-83162, 333-72423, 333-69694, 333-90988, 333-89346, 333-133948) of D.R. Horton, Inc. of our report dated November 16, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
November 16, 2012